Exhibit 99.1
CACI Reports Results for Its Fiscal 2025 Second Quarter and
Raises Fiscal Year Guidance
Revenues of $2.1 billion, up 14.5% YoY
Net income of $109.9 million and diluted EPS of $4.88, up 30% YoY
Adjusted net income of $134.2 million and adjusted diluted EPS of $5.95, up 36% YoY
EBITDA of $232.9 million and EBITDA margin of 11.1%, up 180 bps YoY

RESTON, Va.--(BUSINESS WIRE)--CACI International Inc (NYSE: CACI), a leading provider of expertise and technology to government customers, announced results today for its fiscal second quarter ended December 31, 2024.
“Our second quarter reflected another exceptional period for CACI. Financial results were strong across the board with double-digit revenue growth, increased profitability, healthy cash flow, and growing backlog. In addition, we closed and integrated the previously announced strategic acquisitions of Azure Summit and Applied Insight,” said John Mengucci, CACI President and Chief Executive Officer. “With the momentum we see in our business, we are again able to raise our fiscal year 2025 guidance, and we are well on track to achieve the three-year financial targets we introduced at our Investor Day. Our strategy, capabilities, and performance position CACI extremely well to continue providing long-term value for our customers and our shareholders.”
Second Quarter Results

	Three Months Ended
(in millions, except earnings per share and DSO)	12/31/2024	12/31/2023	% Change
Revenues	$2,099.8	$1,833.9	14.5%
Income from operations	$181.3	$133.3	36.0%
Net income	$109.9	$83.9	31.1%
Adjusted net income, a non-GAAP measure[1]	$134.2	$97.6	37.5%
Diluted earnings per share	$4.88	$3.74	30.5%
Adjusted diluted earnings per share, a non-GAAP measure[1]	$5.95	$4.36	36.5%
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure[1]	$232.9	$170.9	36.2%
Net cash provided by operating activities excluding MARPA[1]	$76.0	$83.2	-8.7%
Free cash flow, a non-GAAP measure[1]	$66.1	$67.8	-2.6%
Days sales outstanding (DSO)[2]	53	47
(1)This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
(2)The DSO calculations for three months ended December 31, 2024 and 2023 exclude the impact of the Company's Master Accounts Receivable Purchase Agreement (MARPA), which was 7 days and 6 days, respectively.
Revenues in the second quarter of fiscal year 2025 increased 14.5 percent year-over-year, driven by 8.1 percent organic growth. The increase in income from operations was driven by higher revenues and gross profit. Growth in diluted earnings per share and adjusted diluted earnings per share was driven by higher income from operations, partially offset by increased interest expense and a higher tax provision. The decrease in cash from operations, excluding MARPA, was driven primarily by changes in working capital partially offset by higher earnings.

Second Quarter Contract Awards
Contract awards in the second quarter totaled $1.2 billion, with approximately 45 percent for new business to CACI. Awards exclude ceiling values of multi-award, indefinite delivery, indefinite quantity (IDIQ) contracts. Some notable awards during the quarter were:
•CACI was awarded a seven-year sole-source contract valued at more than $131 million to continue to provide advanced data visualization technology to support the Department of Defense (DoD) and the Intelligence Community (IC). As a key technology partner to this undisclosed customer, CACI enables decision superiority by providing analysts with pattern-of-life data to help find unique items of interest wherever the mission takes them. This invaluable asset has assisted in mission planning and battlefield forensics for nearly two decades.
•CACI was awarded a seven-year single-award contract valued at more than $238 million to support space technology operations for a classified national security customer. CACI will provide 24/7 operators, analysts, and engineers with expert technical knowledge and experience for the Continental United States and Outside the Continental United States mission centers. As a space technology solutions provider, CACI protects our nation’s assets and interests by performing mission operations and data management ensuring space system optimization and resilience.
Total backlog as of December 31, 2024 was $31.8 billion compared with $26.9 billion a year ago, an increase of 18.2 percent. Funded backlog as of December 31, 2024 was $4.1 billion compared with $3.7 billion a year ago, an increase of 10.8 percent.
Additional Highlights
•CACI completed its acquisition of Azure Summit Technology, a provider of innovative, high-performance radio frequency (RF) technology and engineering, focused on the electromagnetic spectrum, in an all-cash transaction for $1.275 billion. With the closing of this transaction, CACI bolsters its market-based strategy by expanding its software-defined offerings in signals intelligence (SIGINT), electronic warfare (EW), and intelligence, surveillance, and reconnaissance (ISR), across multiple domains, platforms, and customer sets. In particular, this acquisition expands the breadth of CACI’s reach and insight into maritime and airborne platforms.
•CACI completed the acquisition of Applied Insight, a Northern Virginia-based portfolio company of Acacia Group, in an all-cash transaction. In alignment with CACI’s mission to deliver distinctive expertise and differentiated technology to meet its customers’ greatest national security challenges, Applied Insight delivers proven cloud migration, adoption, and transformation capabilities, coupled with intimate customer relationships across the DoD and IC.
•CACI hosted an Investor Day in November, showcasing the company’s strategy, unique industry position, differentiated capabilities, and focus on supporting enduring national security priorities in the markets it serves. President and CEO John Mengucci, joined by senior leadership, provided deeper insight into how CACI’s use of software and software-defined technology, investing ahead of need, and significant synergy between Expertise and Technology allow the company to more rapidly address critical customer needs with greater efficiency and flexibility. CACI also strengthened its investment thesis by presenting three-year financial targets, reinforcing its commitment to continue driving growth and shareholder value.
•CACI was recognized by Forbes as one of America’s Best Companies and one of America’s Most Trusted Companies for 2025, ranking fourth and seventh, respectively, within the Aerospace and Defense industry. As one of America’s best companies, CACI achieved high marks, ranking in the top 15 percent, for public trust, employee sentiment, and financial strength. CACI was selected as a most trusted company for its enduring commitment to character, integrity, and ethics.
•CACI earned 11 prestigious awards in 2024 for being a leader in veteran hiring and inclusivity. CACI was also recognized for its dedication to the military community and its commitment to fostering a welcoming environment where veterans can continue their mission.
•CACI Chairman of the Board of Directors Michael (Mike) A. Daniels was presented with the prestigious 2024 National Association of Corporate Directors (NACD) Directorship 100™ B. Kenneth West Lifetime Achievement Award at its annual gala in New York. This award is bestowed to a corporate director with distinguished service on public, private, and/or nonprofit boards over an extended period and who has demonstrated the principles of director professionalism—integrity, mature confidence, informed judgment, and high-performance standards.
•CACI President and CEO John Mengucci received the 2024 Technology Good Scout Award from the Boy Scouts of America National Capital Area Council. This award recognizes and honors outstanding leaders in the technology industry from the greater Washington, D.C. area who exemplify the values of the Scout Oath and Law in their daily lives. Mengucci received the prestigious 27th annual Technology Good Scout Award on Oct. 23 in Tysons, Virginia.

Fiscal Year 2025 Guidance
The table below summarizes our fiscal year 2025 guidance and represents our views as of January 22, 2025. The increase in our revenue guidance is driven by higher organic growth expectations.

(in millions, except earnings per share)	Fiscal Year 2025
	Current Guidance	Prior Guidance
Revenues	$8,450 - $8,650	$8,370 - $8,570
Adjusted net income, a non-GAAP measure[1]	$537 - $557	$523 - $543
Adjusted diluted earnings per share, a non-GAAP measure[1]	$23.87 - $24.76	$23.24 - $24.13
Diluted weighted average shares	22.5	22.5
Free cash flow, a non-GAAP measure[2]	at least $450	at least $445
(1)Adjusted net income and adjusted diluted earnings per share are defined as GAAP net income and GAAP diluted EPS, respectively, excluding intangible amortization expense and the related tax impact. This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
(2)Free cash flow is defined as net cash provided by operating activities excluding MARPA, less payments for capital expenditures (capex). This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. Fiscal year 2025 free cash flow guidance assumes approximately $55 million in tax payments related to Section 174 of the Tax Cuts and Jobs Act of 2017 and an approximately $40 million cash tax refund related to our method change enacted in fiscal year 2021. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
Conference Call Information
We have scheduled a conference call for 8:00 a.m. Eastern time Thursday, January 23, 2025 during which members of our senior management will be making a brief presentation focusing on second quarter results and operating trends, followed by a question-and-answer session. You can listen to the webcast and view the accompanying exhibits on CACI’s investor relations website at http://investor.caci.com/events/default.aspx at the scheduled time. A replay of the call will also be available on CACI’s investor relations website at http://investor.caci.com/.

About CACI
At CACI International Inc (NYSE: CACI), our 25,000 talented and dynamic employees are ever vigilant in delivering distinctive expertise and differentiated technology to meet our customers’ greatest challenges in national security. We are a company of good character, relentless innovation, and long-standing excellence. Our culture drives our success and earns us recognition as a Fortune World's Most Admired Company. CACI is a member of the Fortune 1000 Largest Companies, the Russell 1000 Index, and the S&P MidCap 400 Index. For more information, visit us at www.caci.com.
There are statements made herein that do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risk factors that could cause actual results to be materially different from anticipated results. These risk factors include, but are not limited to, the following: our reliance on U.S. government contracts, which includes general risk around the government contract procurement process (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; significant delays or reductions in appropriations for our programs and broader changes in U.S. government funding and spending patterns; legislation that amends or changes discretionary spending levels or budget priorities, such as for homeland security or to address global pandemics like COVID-19; legal, regulatory, and political change from successive presidential administrations that could result in economic uncertainty; changes in U.S. federal agencies, current agreements with other nations, foreign events, or any other events which may affect the global economy, including the impact of global pandemics like COVID-19; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; regional and national economic conditions in the United States and globally, including but not limited to: terrorist activities or war, changes in interest rates, currency fluctuations, significant fluctuations in the equity markets, and market speculation regarding our continued independence; our ability to meet contractual performance obligations, including technologically complex obligations dependent on factors not wholly within our control; limited access to certain facilities required for us to perform our work, including during a global pandemic like COVID-19; changes in tax law, the interpretation of associated rules and regulations, or any other events impacting our effective tax rate; changes in technology; the potential impact of the announcement or consummation of a proposed transaction and our ability to successfully integrate the operations of our recent and any future acquisitions; our ability to achieve the objectives of near term or long-term business plans; the effects of health epidemics, pandemics and similar outbreaks may have material adverse effects on our business, financial position, results of operations and/or cash flows; and other risks described in our Securities and Exchange Commission filings.

Corporate Communications and Media:	Investor Relations:
Lorraine Corcoran, Executive Vice President, Corporate Communications	George Price, Senior Vice President, Investor Relations
(703) 434-4165, lorraine.corcoran@caci.com	(703) 841-7818, george.price@caci.com

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	12/31/2024	12/31/2023	% Change	12/31/2024	12/31/2023	% Change
Revenues	$2,099,809	$1,833,934	14.5%	$4,156,698	$3,684,081	12.8%
Costs of revenues:
Direct costs	1,402,225	1,255,251	11.7%	2,816,649	2,528,169	11.4%
Indirect costs and selling expenses	466,661	409,355	14.0%	894,607	813,988	9.9%
Depreciation and amortization	49,625	36,023	37.8%	84,303	71,270	18.3%
Total costs of revenues	1,918,511	1,700,629	12.8%	3,795,559	3,413,427	11.2%
Income from operations	181,298	133,305	36.0%	361,139	270,654	33.4%
Interest expense and other, net	44,066	27,519	60.1%	68,036	53,090	28.2%
Income before income taxes	137,232	105,786	29.7%	293,103	217,564	34.7%
Income taxes	27,294	21,916	24.5%	62,988	47,647	32.2%
Net income	$109,938	$83,870	31.1%	$230,115	$169,917	35.4%

Basic earnings per share	$4.90	$3.76	30.3%	$10.29	$7.56	36.1%
Diluted earnings per share	$4.88	$3.74	30.5%	$10.21	$7.50	36.1%

Weighted average shares used in per share computations:
Weighted-average basic shares outstanding	22,414	22,282	0.6%	22,359	22,464	-0.5%
Weighted-average diluted shares outstanding	22,534	22,407	0.6%	22,537	22,650	-0.5%

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	12/31/2024	6/30/2024
ASSETS
Current assets:
Cash and cash equivalents	$175,707	$133,961
Accounts receivable, net	1,200,683	1,031,311
Prepaid expenses and other current assets	257,005	209,257
Total current assets	1,633,395	1,374,529

Goodwill	4,913,099	4,154,844
Intangible assets, net	1,168,205	474,354
Property, plant and equipment, net	205,597	195,443
Operating lease right-of-use assets	340,729	305,637
Supplemental retirement savings plan assets	99,461	99,339
Accounts receivable, long-term	15,065	13,311
Other long-term assets	172,948	178,644
Total assets	$8,548,499	$6,796,101

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$68,750	$61,250
Accounts payable	243,356	287,142
Accrued compensation and benefits	244,789	316,514
Other accrued expenses and current liabilities	514,582	413,354
Total current liabilities	1,071,477	1,078,260

Long-term debt, net of current portion	2,989,750	1,481,387
Supplemental retirement savings plan obligations, net of current portion	114,186	111,208
Deferred income taxes	156,128	169,808
Operating lease liabilities, noncurrent	379,780	325,046
Other long-term liabilities	108,805	112,185
Total liabilities	4,820,126	3,277,894

Total shareholders' equity	3,728,373	3,518,207
Total liabilities and shareholders' equity	$8,548,499	$6,796,101

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended
	12/31/2024	12/31/2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$230,115	$169,917
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84,303	71,270
Amortization of deferred financing costs	1,291	1,095
Stock-based compensation expense	31,343	22,949
Deferred income taxes	(13,352)	(25,770)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	(51,731)	(50,642)
Prepaid expenses and other assets	(12,995)	(28,703)
Accounts payable and other accrued expenses	(27,907)	90,769
Accrued compensation and benefits	(86,261)	(124,640)
Income taxes payable and receivable	5,077	2,879
Operating lease liabilities and assets, net	(572)	(4,371)
Long-term liabilities	1,392	17,099
Net cash provided by operating activities	160,703	141,852

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(21,400)	(29,410)
Acquisitions of businesses, net of cash acquired	(1,569,388)	(10,869)
Other	2,410	1,974
Net cash used in investing activities	(1,588,378)	(38,305)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings under bank credit facilities	4,347,000	1,531,500
Principal payments made under bank credit facilities	(2,824,148)	(1,454,313)
Payment of financing costs under bank credit facilities	(9,803)	—
Proceeds from employee stock purchase plans	6,415	5,848
Repurchases of common stock	(10,352)	(155,765)
Payment of taxes for equity transactions	(35,797)	(18,061)
Net cash provided by (used in) financing activities	1,473,315	(90,791)
Effect of exchange rate changes on cash and cash equivalents	(3,894)	319
Net change in cash and cash equivalents	41,746	13,075
Cash and cash equivalents, beginning of period	133,961	115,776
Cash and cash equivalents, end of period	$175,707	$128,851

Revenues by Customer Group (Unaudited)

	Three Months Ended
(in thousands)	12/31/2024		12/31/2023		$ Change	% Change
Department of Defense	$1,578,733	75.1%	$1,358,509	74.0%	$220,224	16.2%
Federal Civilian agencies	433,691	20.7%	389,942	21.3%	43,749	11.2%
Commercial and other	87,385	4.2%	85,483	4.7%	1,902	2.2%
Total	$2,099,809	100.0%	$1,833,934	100.0%	$265,875	14.5%

	Six Months Ended
(in thousands)	12/31/2024		12/31/2023		$ Change	% Change
Department of Defense	$3,113,266	74.9%	$2,710,815	73.6%	$402,451	14.8%
Federal Civilian agencies	873,062	21.0%	797,286	21.6%	75,776	9.5%
Commercial and other	170,370	4.1%	175,980	4.8%	(5,610)	-3.2%
Total	$4,156,698	100.0%	$3,684,081	100.0%	$472,617	12.8%

Revenues by Contract Type (Unaudited)

	Three Months Ended
(in thousands)	12/31/2024		12/31/2023		$ Change	% Change
Cost-plus-fee	$1,240,213	59.1%	$1,102,474	60.1%	$137,739	12.5%
Fixed-price	602,859	28.7%	519,544	28.3%	83,315	16.0%
Time-and-materials	256,737	12.2%	211,916	11.6%	44,821	21.2%
Total	$2,099,809	100.0%	$1,833,934	100.0%	$265,875	14.5%

	Six Months Ended
(in thousands)	12/31/2024		12/31/2023		$ Change	% Change
Cost-plus-fee	$2,520,223	60.7%	$2,236,909	60.7%	$283,314	12.7%
Fixed-price	1,078,115	25.9%	1,021,621	27.7%	56,494	5.5%
Time-and-materials	558,360	13.4%	425,551	11.6%	132,809	31.2%
Total	$4,156,698	100.0%	$3,684,081	100.0%	$472,617	12.8%

Revenues by Prime or Subcontractor (Unaudited)

	Three Months Ended
(in thousands)	12/31/2024		12/31/2023		$ Change	% Change
Prime contractor	$1,862,098	88.7%	$1,636,377	89.2%	$225,721	13.8%
Subcontractor	237,711	11.3%	197,557	10.8%	40,154	20.3%
Total	$2,099,809	100.0%	$1,833,934	100.0%	$265,875	14.5%

	Six Months Ended
(in thousands)	12/31/2024		12/31/2023		$ Change	% Change
Prime contractor	$3,742,517	90.0%	$3,285,739	89.2%	$456,778	13.9%
Subcontractor	414,181	10.0%	398,342	10.8%	15,839	4.0%
Total	$4,156,698	100.0%	$3,684,081	100.0%	$472,617	12.8%

Revenues by Expertise or Technology (Unaudited)

	Three Months Ended
(in thousands)	12/31/2024		12/31/2023		$ Change	% Change
Expertise	$925,900	44.1%	$849,541	46.3%	$76,359	9.0%
Technology	1,173,909	55.9%	984,393	53.7%	189,516	19.3%
Total	$2,099,809	100.0%	$1,833,934	100.0%	$265,875	14.5%

	Six Months Ended
(in thousands)	12/31/2024		12/31/2023		$ Change	% Change
Expertise	$1,914,165	46.1%	$1,727,635	46.9%	$186,530	10.8%
Technology	2,242,533	53.9%	1,956,446	53.1%	286,087	14.6%
Total	$4,156,698	100.0%	$3,684,081	100.0%	$472,617	12.8%

Contract Awards (Unaudited)

	Three Months Ended
(in thousands)	12/31/2024	12/31/2023	$ Change	% Change
Contract Awards	$1,168,955	$2,199,671	$(1,030,716)	-46.9%

	Six Months Ended
(in thousands)	12/31/2024	12/31/2023	$ Change	% Change
Contract Awards	$4,508,590	$5,268,914	$(760,324)	-14.4%

Reconciliation of Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS (Unaudited)
Adjusted net income and Adjusted diluted EPS are non-GAAP performance measures. We define Adjusted net income and Adjusted diluted EPS as GAAP net income and GAAP diluted EPS, respectively, excluding intangible amortization expense and the related tax impact as we do not consider intangible amortization expense to be indicative of our operating performance. We believe that these performance measures provide management and investors with useful information in assessing trends in our ongoing operating performance, provide greater visibility in understanding the long-term financial performance of the Company, and allow investors to more easily compare our results to results of our peers. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

(in thousands, except per share data)	Three Months Ended			Six Months Ended
	12/31/2024	12/31/2023	% Change	12/31/2024	12/31/2023	% Change
Net income, as reported	$109,938	$83,870	31.1%	$230,115	$169,917	35.4%
Intangible amortization expense	32,442	18,426	76.1%	50,449	36,792	37.1%
Tax effect of intangible amortization[1]	(8,197)	(4,699)	74.4%	(12,746)	(9,383)	35.8%
Adjusted net income	$134,183	$97,597	37.5%	$267,818	$197,326	35.7%

	Three Months Ended			Six Months Ended
	12/31/2024	12/31/2023	% Change	12/31/2024	12/31/2023	% Change
Diluted EPS, as reported	$4.88	$3.74	30.5%	$10.21	$7.50	36.1%
Intangible amortization expense	1.44	0.82	75.6%	2.24	1.62	38.3%
Tax effect of intangible amortization[1]	(0.37)	(0.20)	85.0%	(0.57)	(0.41)	39.0%
Adjusted diluted EPS	$5.95	$4.36	36.5%	$11.88	$8.71	36.4%

	FY25 Guidance Range
(in millions, except per share data)	Low End		High End
Net income, as reported	$444	---	$464
Intangible amortization expense	124	---	124
Tax effect of intangible amortization[1]	(31)	---	(31)
Adjusted net income	$537	---	$557

	FY25 Guidance Range
	Low End		High End
Diluted EPS, as reported	$19.73	---	$20.62
Intangible amortization expense	5.51	---	5.51
Tax effect of intangible amortization[1]	(1.37)	---	(1.37)
Adjusted diluted EPS	$23.87	---	$24.76

(1)Calculation uses an assumed full year statutory tax rate of 25.3% and 25.5% on non-GAAP tax deductible adjustments for December 31, 2024 and 2023, respectively.
Note: Numbers may not sum due to rounding.

Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (Unaudited)
The Company views EBITDA and EBITDA margin, both of which are defined as non-GAAP measures, as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We define EBITDA as GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense (including depreciation within direct costs). We consider EBITDA to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of non-cash items such as depreciation of tangible assets, amortization of intangible assets primarily recognized in business combinations, which we do not believe are indicative of our operating performance. EBITDA margin is EBITDA divided by revenue. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Three Months Ended			Six Months Ended
(in thousands)	12/31/2024	12/31/2023	% Change	12/31/2024	12/31/2023	% Change
Net income	$109,938	$83,870	31.1%	$230,115	$169,917	35.4%
Plus:
Income taxes	27,294	21,916	24.5%	62,988	47,647	32.2%
Interest income and expense, net	44,066	27,519	60.1%	68,036	53,090	28.2%
Depreciation and amortization expense, including amounts within direct costs	51,564	37,612	37.1%	87,614	74,501	17.6%
EBITDA	$232,862	$170,917	36.2%	$448,753	$345,155	30.0%

	Three Months Ended			Six Months Ended
(in thousands)	12/31/2024	12/31/2023	% Change	12/31/2024	12/31/2023	% Change
Revenues, as reported	$2,099,809	$1,833,934	14.5%	$4,156,698	$3,684,081	12.8%
EBITDA	232,862	170,917	36.2%	448,753	345,155	30.0%
EBITDA margin	11.1%	9.3%		10.8%	9.4%

Reconciliation of Net Cash Provided by Operating Activities to Net Cash Provided by Operating Activities Excluding MARPA and to Free Cash Flow (Unaudited)
The Company defines Net cash provided by operating activities excluding MARPA, a non-GAAP measure, as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude cash flows from CACI’s Master Accounts Receivable Purchase Agreement (MARPA) for the sale of certain designated eligible U.S. government receivables up to a maximum amount of $300.0 million. Free cash flow is a non-GAAP liquidity measure and may not be comparable to similarly titled measures used by other companies. The Company defines Free cash flow as Net cash provided by operating activities excluding MARPA, less payments for capital expenditures. The Company uses these non-GAAP measures to assess our ability to generate cash from our business operations and plan for future operating and capital actions. We believe these measures allow investors to more easily compare current period results to prior period results and to results of our peers. Free cash flow does not represent residual cash flows available for discretionary purposes and should not be used as a substitute for cash flow measures prepared in accordance with GAAP.

	Three Months Ended		Six Months Ended
(in thousands)	12/31/2024	12/31/2023	12/31/2024	12/31/2023
Net cash provided by operating activities	$126,042	$71,764	$160,703	$141,852
Cash used in (provided by) MARPA	(50,051)	11,478	(23,841)	34,645
Net cash provided by operating activities excluding MARPA	75,991	83,242	136,862	176,497
Capital expenditures	(9,924)	(15,419)	(21,400)	(29,410)
Free cash flow	$66,067	$67,823	$115,462	$147,087

(in millions)	FY25 Guidance
	Current	Prior
Net cash provided by operating activities	$535	$530
Cash used in (provided by) MARPA	—	—
Net cash provided by operating activities excluding MARPA	535	530
Capital expenditures	(85)	(85)
Free cash flow	$450	$445